EXHIBIT 4.174
     TRADEMARK SECURITY AGREEMENT dated as of May 4, 2010 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
     Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Credit Agreement dated as of November 5, 2009 as amended by Amendment No. 1 dated as of January 1, 2010 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, and (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A., the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the Senior Secured Note Indenture. The parties hereto agree as follows:
     SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
     SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Trademarks of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.

     SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
     SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Trademarks are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of this page intentionally left blank]

2

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BRPP, LLC by Blue Ridge Paper Products Inc., its sole member and manager
/s/ Helen Dorothy Golding
Name:	Helen Dorothy Golding
Title:	Secretary of Blue Ridge Paper Products Inc.

EVERGREEN PACKAGING INC.,
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

[Signature Page to Trademark Security Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[Signature Page to Trademark Security Agreement]

Schedule I
U.S. Grantors
BRPP, LLC
Evergreen Packaging Inc.

Schedule II
Trademarks
BRPP, LLC
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
SUNTAN	10/6/1936	339,420
FOLDUR (Stylized)	7/15/1952	553,317
SKYLAND	12/8/1964	781,426
SUNBURST (Stylized)	2/18/1975	1,004,791
DAIRYPAK	10/29/1985	1,367,551
VITASAVER	4/21/1987	1,437,345
KEYSTONE	8/15/1989	1,551,856
BUFF NE’ER TEAR	7/9/1991	1,650,116
CRUSH-PAK	3/1/1994	1,824,392
RAPIER	11/13/2001	2,506,840
OUTLOOK	4/2/2002	2,556,385
VITALOK	4/9/2002	2,559,595
BLUE RIDGE Design	9/3/2002	2,614,864
DAZZLEPAK	6/24/2003	2,728,786
BLUE RIDGE SEASONS	7/29/2003	2,743,531
REFLEXION	6/29/2004	2,857,206
OVENCHAMP	6/28/2005	2,963,816
SLIMPAK	1/2/2007	3,191,793
THER MAX (Stylized)	5/1/2007	3,237,794
XTREME	1/8/2008	3,366,890

EVERGREEN PACKAGING INC.
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
EXTENDED SHELF LIFE and Design	10/27/1987	1,462,791
ESL	11/24/1987	1,466,316
BARRIER PAK and Design	9/12/1989	1,555,729
SPOUT-PAK and Design	9/22/1992	1,717,981
ECO-PAK	1/11/1994	1,815,846
EVERGREEN	2/28/1995	1,880,374
ESL EXTENDED SHELF LIFE	10/17/1995	1,927,456
ESL	10/17/1995	1,927,460
ELL	10/24/1995	1,929,399
ELL EXTENDED LONG LIFE	12/5/1995	1,939,346
EXTENDED SHELF LIFE	11/19/1996	2,016,736
EXTENDED LONG LIFE	1/7/1997	2,028,125
TRU-TASTE MAXX	2/21/2006	3,060,969
TRU-TASTE	7/17/2007	3,265,982
EVERGREEN PACKAGING	7/8/2008	3,463,593
EVERGREEN PACKAGING	7/8/2008	3,463,594
EVERGREEN PACKAGING	8/12/2008	3,485,867
TRUSPEC	8/19/2008	3,490,564
RUN TIME	10/20/2009	3,700,249
U.S. Trademark Applications

Mark	Filing Date	Application No.
EVERGREEN PACKAGING	5/1/2007	77/170,338
SINGLESIP	2/25/2009	77/678,057
EVERGREEN PACKAGING and Design	10/19/2009	77/852,080
EVERGREEN PACKAGING and Design	10/19/2009	77/852,088
EVERGREEN PACKAGING and Design	10/19/2009	77/852,092